UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2015

SKECHERS U.S.A., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 318-3100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On August 21, 2015, Skechers U.S.A., Inc. issued a press release announcing that its Board of Directors has approved a three-for-one split of the Company’s Class A and Class B common stock that will be distributed in the form of a stock dividend. The stock split is subject to stockholder approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized number of Class A and Class B shares. The stockholder vote is expected to take place at a special meeting of stockholders currently scheduled for September 24, 2015. If the Company’s stockholders approve the authorization of additional shares, the stock dividend will be distributed to the stockholders of record as of the close of business on October 2, 2015, with a payment date of October 15, 2015.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, that is furnished pursuant to this Item 8.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press Release dated August 20, 2015 announcing three-for-one stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

August 21, 2015	By:	/s/ David Weinberg
Name: David Weinberg
Title: Chief Operating Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 21, 2015 announcing three-for-one stock split.